As filed with the Securities Exchange Commission on May 15, 2012
Registration No. 333- 180731

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	2860	41-2170618
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, California 95814
(916) 403-2123
(Address and telephone number of principal executive offices and principal place of business)

Neil Koehler
President and Chief Executive Officer
Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814
(916) 403-2123
(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
Rushika Kumararatne, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Debt Securities	—	—	—	—
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total	—	—	$100,000,000	$11,460(4)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of units and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, this registration statement relates to an indeterminate amount of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Previously paid.
_______________
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to Form S-3 is being filed by the Registrant, Pacific Ethanol, Inc., solely to include the legal opinion of Rutan & Tucker, LLP filed as Exhibit 5.1 to this filing.

ITEM 16.  EXHIBITS

		Incorporation by Reference
Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement for Common Stock*
1.2	Form of Underwriting Agreement for Preferred Stock*
1.3	Form of Underwriting Agreement for Units*
1.4	Form for Underwriting Agreement for Senior and Subordinated Debt Securities*
4.1	Certificate of Incorporation	8-K	000-21467	3.1	03/29/2005
4.2	Certificate of Amendment to Certificate of Incorporation	10-Q	000-21467	3.4	08/16/2010
4.3	Certificate of Amendment to Certificate of Incorporation	8-K	000-21467	3.1	06/07/2011
4.4	Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock	10-KSB	000-21467	3.2	04/14/2006
4.5	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock	8-K	000-21467	10.2	03/27/2008
4.6	Bylaws	8-K	000-21467	3.2	03/29/2005
4.7	Specimen Common Stock Certificate	S-3	333-180731	4.7	04/13/2012
4.8	Form of Senior Debt Indenture	S-3	333-180731	4.8	04/13/2012
4.9	Form of Subordinated Debt Indenture	S-3	333-180731	4.9	04/13/2012
4.10	Form of Senior Debt Security*
4.11	Form of Subordinated Debt Security*
4.12	Form of Certificate of Designations Creating New Series of Preferred Stock*
4.13	Form of Specimen Preferred Stock Certificate*
4.14	Form of Common Stock Warrant Agreement and Warrant Certificate*
4.15	Form of Preferred Stock Warrant Agreement and Warrant Certificate*
4.16	Form of Debt Securities Warrant Agreement and Warrant Certificate*
4.17	Form of Unit Agreement*
5.1	Opinion of Rutan & Tucker, LLP					X
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	S-3	333-180731	12.1	04/13/2012
23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm	S-3	333-180731	23.2	05/11/2012
24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement)	S-3	333-180731	24.1	04/13/2012
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture#
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture#
____________
*	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
#	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 15th day of May, 2012.

Pacific Ethanol, Inc., a Delaware corporation

By:	/s/ NEIL M. KOEHLER
Neil M. Koehler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Director	May 15, 2012
William L. Jones

/s/ NEIL M. KOEHLER	President, Chief Executive Officer	May 15, 2012
Neil M. Koehler	(principal executive officer) and Director

*	Chief Financial Officer	May 15, 2012
Bryon T. McGregor	(principal financial and accounting officer)

*	Director	May 15, 2012
Terry L. Stone

*	Director	May 15, 2012
John L. Prince

*	Director	May 15, 2012
Douglas L. Kieta

*	Director	May 15, 2012
Larry D. Layne

*	Director	May 15, 2012
Michael D. Kandris

*/s/ NEIL M. KOEHLER		May 15, 2012
Neil M. Koehler, Attorney-In-Fact

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EXHIBITS FILED HEREWITH

Exhibit Number	Description
5.1	Opinion of Rutan & Tucker, LLP

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